                             UNDERWRITING AGREEMENT
                              (Capital Securities)

                                                                  April 23, 1998

K N Energy, Inc.
K N Capital Trust III
370 Van Gordon Street
Lakewood, Colorado 80228-8304

Dear Sirs:

      We (the "LEAD MANAGERS") are acting on behalf of the underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "UNDERWRITERS"), and we understand that K N Capital Trust III (the "ISSUER TRUST"), a statutory business trust created under the Delaware Business Trust Act, proposes to issue and sell $175,000,000 aggregate liquidation amount of K N Capital Trust III 7.63% Capital Securities (liquidation amount $1,000 per Capital Security) (the "OFFERED CAPITAL SECURITIES").

      It is understood that substantially contemporaneously with the closing of the sale of the Offered Capital Securities to the Underwriters contemplated hereby, (i) the Issuer Trust, its trustees (the "ISSUER TRUSTEES"), its administrators (the "ADMINISTRATORS") and K N Energy, Inc. (the "COMPANY") shall enter into an Amended and Restated Declaration of Trust in substantially the form of the Form of the Amended and Restated Declaration of Trust attached as
Exhibit 4.8 to the Registration Statement referred to below (the "DECLARATION"), pursuant to which the Issuer Trust shall (x) issue and sell the Offered Capital Securities to the Underwriters pursuant hereto and (y) issue 5,500 of its Common Securities (the "COMMON SECURITIES" and, together with the Offered Capital Securities, the "TRUST SECURITIES") to the Company, in each case with such rights and obligations as shall be set forth in such Declaration of Trust, (ii) the Company and Wilmington Trust Company, as Trustee, acting pursuant to a Debt Indenture dated as of April 28, 1998, as supplemented by a First Supplemental Indenture dated as of April 28, 1998, shall provide for the issuance of $180,500,000 liquidation amount of the Company's 7.63% Junior Subordinated Debentures due 2028 (the "OFFERED TRUST DEBENTURES"), (iii) the Company shall sell such Offered Trust Debentures to the Issuer Trust and the Issuer Trust shall purchase such Offered Trust Debentures with proceeds of the sale of the Offered Capital Securities to the Underwriters contemplated hereby and of the Common Securities to the Company and (iv) the Company and Wilmington Trust Company, as Guarantee Trustee, shall enter into a Common Securities Guarantee Agreement and a Capital Securities Guarantee Agreement, in each case in substantially the form of the Form of the Common Securities Guarantee Agreement and the Form of the

Capital Securities Guarantee Agreement attached, respectively, as Exhibit 4.13 and Exhibit 4.14 to the Registration Statement referred to below (the "GUARANTEES") for the benefit of holders from time to time of the Offered Capital Securities.

      Subject to the terms and conditions set forth or incorporated by reference herein, the Issuer Trust hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate number of Offered Capital Securities set forth below opposite their names at a purchase price of $1,000 per Offered Capital Security (the "PURCHASE PRICE"), provided, that the Company shall pay to the Underwriters' compensation equal to $10.00 per Offered Capital
Security:


                                                                NUMBER OF
                                                         FIRM CAPITAL SECURITIES
UNDERWRITER                                                  TO BE PURCHASED
-----------                                              -----------------------
Morgan Stanley & Co. Incorporated                                 58,400
J.P. Morgan Securities Inc.                                       58,300
Petrie Parkman & Co., Inc.                                        58,300
Total........................................            -----------------------
                                                                 175,000
                                                         =======================

      The Underwriters will pay for the Offered Capital Securities upon delivery thereof through the book-entry facilities of The Depository Trust Company at 9:00 a.m. (New York time) on April 28, 1998, or at such other time, not later than 5:00 p.m. (New York time) on April 28, 1998, as shall be designated by us. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

      The Offered Securities shall have the terms set forth in the Prospectus dated April 23, 1998, and the Prospectus Supplement dated April 23, 1998, including the following:

Terms of Offered Capital Securities

      Designation of the Series of Capital Securities:    7.63% Capital
                                                          Securities

      Issuer of Offered Capital Securities:               K N Capital Trust III

      Aggregate Number of Capital Securities:             175,000

      Price to Public per Capital Security:               $1,000.00

      Purchase Price per Capital Security:                $1,000.00

      Underwriters' Compensation
        per Capital Security:                             $10.00

      Closing Date:                                       April 28, 1998

      Form:                                               Book-Entry

      Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

      Except as set forth below, all provisions contained in the document entitled Underwriting Agreement Standard Provisions dated April 23, 1998 relating to the Capital Securities of K N Capital Trust III (fully and unconditionally guaranteed to the extent described therein by K N Energy, Inc.) (the "STANDARD PROVISIONS"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Capital Security or an Offered Trust Debenture shall not be deemed to be a part of this Agreement and (iii) all references in the Standard Provisions to "MANAGER" shall be deemed to be the "LEAD MANAGERS", as defined herein.

      Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                    Very truly yours,


                                    MORGAN STANLEY & CO.
                                       INCORPORATED
                                    J.P. MORGAN SECURITIES INC.
                                    PETRIE PARKMAN & CO., INC.

                                    On behalf of themselves and the other
                                    Underwriters named herein

                                    By MORGAN STANLEY & CO.
                                       INCORPORATED


                                    By: /s/ Harold J. Hendershot
                                        _________________________________
                                        Name: Harold J. Hendershot
                                        Title: Vice President


Accepted:

K N ENERGY, INC.


By: /s/ Rose M. Robeson
    ____________________________
    Name: Rose M. Robeson
    Title: Vice President and
           Treasurer


K N CAPITAL TRUST III


By: K N Energy, Inc., as Sponsor


By: /s/ Rose M. Robeson
    ____________________________
    Name: Rose M. Robeson
    Title: Vice President and
           Treasurer

                                K N ENERGY, INC.

                              K N CAPITAL TRUST III

                               CAPITAL SECURITIES

    (Fully and unconditionally guaranteed, to the extent described herein, by
                                K N Energy, Inc.)


                             UNDERWRITING AGREEMENT


                               STANDARD PROVISIONS


                                 April 23, 1998


      From time to time, K N Energy, Inc., a Kansas corporation (the "COMPANY"), may, either itself or together with a subsidiary trust (the "ISSUER TRUST"), enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement". Terms defined in the Underwriting Agreement are used herein as therein defined.

      The Company proposes from time to time to cause the Issuer Trust to issue its capital securities ("CAPITAL SECURITIES") guaranteed by the Company to the extent described in the Prospectus (as defined below) with respect to distributions and amounts payable upon liquidation or redemption pursuant to a Capital Securities Guarantee Agreement to be dated as of a date specified in the Underwriting Agreement executed and delivered by the Company and Wilmington Trust Company , as Trustee (the "GUARANTEE TRUSTEE"), for the benefit of the holders from time to time of the Capital Securities (the "CAPITAL SECURITIES GUARANTEE"). The Issuer Trust will use the proceeds from the sale of the Capital Securities and the sale of Common Securities (as defined below) to purchase from the Company an aggregate principal amount of its Junior Subordinated Debentures (the "TRUST DEBENTURES") equal to the aggregate liquidation amount of the Capital Securities and Common Securities issued by the Issuer Trust. The Trust Debentures will be issued under an Indenture between the Company and Wilmington Trust Company, as Trustee dated as of April 28, 1998 (the "DEBT SECURITIES TRUSTEE") (as amended and supplemented by the First

Supplemental Indenture dated as of April 28, 1998 between the Company and the Debt Securities Trustee, the "INDENTURE"). With respect to any issuance of Capital Securities by the Issuer Trust, the Company will also be the holder of one hundred percent of the common securities representing undivided beneficial interests in the assets of the Issuer Trust (the "COMMON SECURITIES" and together with the Capital Securities, the "TRUST SECURITIES"). The Common Securities will be guaranteed by the Company to the extent described in the Prospectus (as defined below) with respect to distributions and amounts payable upon liquidation or redemption pursuant to a Common Securities Guarantee Agreement to be dated as of a date specified in the Underwriting Agreement executed and delivered by the Company and the Guarantee Trustee, for the benefit of the holders from time to time of the Common Securities (the "COMMON SECURITIES GUARANTEE", and together with the Capital Securities Guarantee, the "GUARANTEES").

      The Issuer Trust will have been created under Delaware law pursuant to the filing of a Certificate of Trust (each, a "CERTIFICATE OF TRUST") with the Secretary of State of the State of Delaware, and will be governed by an Amended and Restated Declaration of Trust (the "DECLARATION") among the Company, as sponsor, Wilmington Trust Company, as Institutional Trustee (the "INSTITUTIONAL TRUSTEE"), and Wilmington Trust Company, as Delaware Trustee (the "DELAWARE TRUSTEE" and together with the Institutional Trustee, the "ISSUER TRUSTEES"), the Administrators (as defined below) and the holders, from time to time, of the Trust Securities. The Company, as holder of the Common Securities of the Issuer Trust, has appointed three individuals who are employees or officers of or affiliated with the Company to act as administrators with respect to the Issuer Trust (the "ADMINISTRATORS"). Wilmington Trust Company, as Institutional Trustee, will act as Indenture Trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

      The Company and the Issuer Trust have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Trust Debentures, the Capital Securities and the Capital Securities Guarantee and have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), specifically relating to the Capital Securities, the Capital Securities Guarantee and the Trust Debentures (collectively, the "SECURITIES") offered pursuant to this Agreement (respectively, the "OFFERED CAPITAL SECURITIES", the "OFFERED GUARANTEES", the "OFFERED TRUST DEBENTURES" and collectively, the "OFFERED SECURITIES"). The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is hereinafter referred to as the

"REGISTRATION STATEMENT." The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "BASIC PROSPECTUS", "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

      On January 30, 1998, the Company acquired from Occidental Petroleum Corporation ("OCCIDENTAL") all of the capital stock of MidCon Corp. ("MIDCON") and a short term note in the aggregate principal amount of $1.39 billion for $2.1 billion in cash and another short-term note in the aggregate principal amount of $1.39 billion (the "ACQUISITION"). Upon the consummation of the Acquisition, Midcon became a wholly owned subsidiary of the Company. MidCon, MidCon Texas Pipeline Operator, Inc., Natural Gas Pipeline Company of America, K N Gas Gathering, Inc., K N Interstate Gas Transmission Co. and K N Services Inc. are referred to herein as "SIGNIFICANT SUBSIDIARIES".

      1. Representations and Warranties. The Issuer Trust and the Company jointly and severally represents and warrants to each of the Underwriters as of the date of the Underwriting Agreement:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) on the original effective date of the Registration Statement, and at the time of filing of the Company's annual report on Form 10-K for the year ended December 31, 1997, the Registration Statement did not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager or its counsel expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of the Issuer Trustees referred to in the Registration Statement.

      (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Kansas, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.


      (d) Each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

      (e) The Issuer Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, is a "grantor trust" for Federal income tax purposes, has the power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction.

      (f) This Agreement has been duly authorized, executed and delivered by each of the Issuer Trust and the Company.

      (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and general principles of equity.

      (h) The Offered Trust Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to the Issuer Trust against payment therefor as described in the Prospectus, will be entitled to the benefits of the Indenture, and will be valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and general principles of equity.

      (i) The Offered Guarantees have been qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by the Guarantee Trustee), will be a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and general principles of equity.

      (j) The Declaration has been qualified under the Trust Indenture Act and has been duly authorized by the Company and, upon execution and delivery thereof by the Company (and assuming due authorization, execution and delivery by each party thereto other than the Company), will be a valid and legally binding agreement of the Company, the Issuer Trustees and the Administrators, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and general principles of equity.

      (k) The Offered Capital Securities have been duly authorized under the Declaration and, when executed and authenticated in accordance with the provisions of the Declaration and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Issuer Trust, and the issuance of such Offered Capital Securities will not be subject to any preemptive or similar rights. Holders of the Offered Capital Securities will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Common Securities have been duly authorized under the Declaration and, when issued and delivered to the Company against payment therefor as described in the Prospectus, will be validly issued undivided beneficial interests in the assets of the Issuer Trust, and the issuance of such Common Securities will not be subject to any preemptive rights.

      (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of this Agreement, the Indenture, the Declaration, the Offered Guarantees and the Offered Trust Debentures, will not contravene any provision of applicable law, or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Declaration, the Offered Trust Debentures or the Offered Guarantees, except the registration of the Offered Securities under the Securities Act and such as have been obtained or as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities.

      (m) The execution and delivery by the Issuer Trust of, and the performance by the Issuer Trust of its obligations under, this Agreement and the Offered Capital Securities will not contravene any provision of applicable law or the Declaration or any agreement or other instrument binding upon the Issuer Trust that is material to the Issuer Trust, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer Trust, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer Trust of its obligations under this Agreement and the Offered Capital Securities, except the registration of the Offered Capital Securities under the Securities Act and such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Capital Securities.

      (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer Trust or the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

      (o) Neither the Company nor the Issuer Trust is, and after giving effect to the offering and sale of the Offered Capital Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

      (p) There are no legal or governmental proceedings pending or threatened to which the Issuer Trust, the Company or any of the Company's subsidiaries is a party or to which any of the properties of the Issuer Trust, the Company or any of the Company's subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or the documents incorporated therein by reference or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

      (q) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

      (r) The Company and its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (s) To the knowledge of the Company, no person or corporation which is a "holding company" or a "subsidiary of a holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to its knowledge, a "subsidiary of a holding company" as so defined.

      (t) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, including, without limitation, the Federal Energy Regulatory Commission, necessary to conduct their respective businesses as described in the Prospectus, except when the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (u) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

      (v) The pro forma financial statements of the Company, and the related notes thereto, included in the Prospectus present fairly in all material respects the pro forma financial position of the Company, as of the dates indicated and the results of their operations for the periods specified; the pro forma combined financial information, and the related notes thereto, included in the Prospectus has been prepared in accordance with the applicable requirements of the Exchange Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable.

      (w) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in the

Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

      2. Public Offering. The Issuer Trust and the Company are advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Capital Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Capital Securities are set forth in the Prospectus.

      3. Purchase and Delivery. Payment for the Offered Capital Securities shall be made to the Issuer Trust in Federal or other funds immediately available in New York City at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Capital Securities registered in such names and in such denominations or amounts, as the case may be, as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

      4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

            (b) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that is with negative implications, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or, the Issuer Trust, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the execution and delivery of the Underwriting Agreement), that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

            (c) The Underwriters shall have received on the Closing Date:

                  (i) a certificate, dated the Closing Date and signed by each of the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 4(b)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and

                  (ii) a certificate, dated the Closing Date and signed by an
            Administrator of the Issuer Trust to the effect that the representations and warranties of the Issuer Trust contained in this Agreement are true and correct as of the Closing Date and that the Issuer Trust has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            (d) The Underwriters shall have received on the Closing Date an opinion or opinions of Simpson Thacher & Bartlett, outside counsel for the Company, to the effect set forth in Exhibit A-1, an opinion of Martha Wyrsch, Esq., Vice President, General Counsel and Secretary of the Company, to the effect set forth in Exhibit A-2, an opinion of Polsinelli, White, Vardeman & Shalton, Kansas counsel to the Company, to the effect set forth in Exhibit A-3, and an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer Trust to the effect set forth in Exhibit A-4, in each case, dated the Closing Date. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

            (f) The Underwriters shall have received on the date hereof and on the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to each of the Company and MidCon contained in or incorporated by reference in the Registration Statement and the Prospectus; provided that such letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date of the Underwriting Agreement.

      5. Covenants of the Company and the Issuer Trust. In further consideration of the agreements of the Underwriters contained herein, each of the Company and the Issuer Trust covenants as follows:

            (a) To furnish to the Manager, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Manager in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

            (b) During the period in which the Prospectus is required by law to be delivered in connection with the sale of the Offered Securities, before amending or supplementing the Registration Statement or the Prospectus (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus), to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Offered Securities as in the reasonable opinion of counsel for the Underwriters or counsel for the Company the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company and the Issuer Trust) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualifications for as long as the Manager shall reasonably request.

            (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any Capital Securities, any beneficial interest in the assets of the Issuer Trust, or any other securities of the Company or the Issuer Trust or any similar trust affiliated with the Company which are substantially similar to the Capital Securities, or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except pursuant to this Agreement or with the prior written consent of the Manager.

            (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's and the Issuer Trust's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants, of the Issuer Trust's counsel and of the Issuer Trustees and their counsel in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Offered Securities under state securities law and all expenses in connection with the qualification of the Offered Securities for offer and sale under state law as provided in Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, if any, incurred in connection with the review and qualification of the offering of the Offered Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Offered Securities, (vi) if applicable, all costs and expenses incident to listing the Offered Securities on any national securities exchanges and foreign stock exchanges, (vii) the cost of printing certificates representing the Offered Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Company or the Issuer Trust relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled "Indemnification and Contribution", and the last paragraph of
      Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

      6. Indemnification and Contribution. (a) Each of the Company and the Issuer Trust jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allegedly untrue statement or omission based upon information relating to any Underwriter furnished to the Company and the Issuer Trust in writing by such Underwriters through the Manager or its counsel expressly for use therein; provided however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a) hereof.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer Trust, the Issuer Trustees, the Administrators, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Issuer Trust or Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Issuer Trust to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Issuer Trust by such Underwriter in writing through the Manager or its counsel expressly for use in the Registration

Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b) , such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company and the Issuer Trust, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer Trust on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company and the Issuer Trust on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the Issuer Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and the Issuer Trust on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company (including information relating to MidCon) and the Issuer Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

      (e) The Company, the Issuer Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      7. Termination. This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses 7(a)(i) through 7(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

      8. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Capital Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Capital Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Capital Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Offered Capital Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate liquidation amount of Offered Capital Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Capital Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the liquidation amount of Offered Capital Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Offered Capital Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Capital Securities and the aggregate number of Offered Capital Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Capital Securities to be purchased, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Capital Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Issuer Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Issuer Trust shall be unable to perform its obligations under this Agreement, the Company and the Issuer Trust jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      9. Counterparts. The Underwriting Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                     EXHIBIT A-1


                         OPINION OF OUTSIDE COUNSEL FOR
                        THE COMPANY AND THE ISSUER TRUST


      The opinion of Simpson Thacher & Bartlett, outside counsel for the Company and the Issuer Trust to be delivered pursuant to Section 4(d) of the Underwriting Agreement, shall be to the effect that:

     (A) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

     (B) The Indenture has been duly qualified under the Trust Indenture Act and, assuming the Indenture has been duly authorized, executed and delivered by the Company and the Debt Securities Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principals of equity.

     (C) Assuming the Offered Trust Debentures have been duly authorized, executed and issued by the Company and duly authenticated by the Debt Securities Trustee, and upon payment and delivery thereof in accordance with this Agreement and the Declaration, the Offered Trust Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principals of equity.

     (D) Assuming the Offered Guarantee has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Guarantee Trustee and that the Indenture is the valid and legally binding obligation of the Guarantee Trustee and upon payment for and delivery of the Offered Capital Securities in accordance with the Underwriting Agreement, the Offered Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principals of equity.


                                      A-1-1

     (E) The statements in the Prospectus set forth under the headings "Description of the Capital Securities," "Description of the Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee" insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

     (F) Subject to the qualifications and limitations stated in such opinion and in the Prospectus, the statements made in the Prospectus under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     (G) The issue and sale of the Offered Capital Securities by the Company and the Issuer Trust, as applicable, and compliance by the Issuer Trust and the Company with all of the provisions of the Underwriting Agreement, the Declaration, the Guarantees, the Indenture and the Offered Securities, as applicable, will not violate any federal or New York statute or any rule or regulation that has been issued pursuant to any federal or New York statute or any order known to such counsel issued pursuant to any federal or New York statute by any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, and no consent, approval, authorization, order, registration, or qualification of or with, any federal or New York governmental body or agency or, to the knowledge of such counsel, any federal or New York court is required for the issue and sale of the Offered Securities or the compliance by the Issuer Trust and the Company, as applicable, with all of the provisions of the Underwriting Agreement, the Declaration, the Guarantees, the Indenture or the Offered Securities, except for registration under the Act of the Offered Securities and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Offered Securities.

     (H) Neither the Company nor the Issuer Trust is an "investment company" within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

     (I) Under current law and assuming full compliance with the terms of the Indenture and the Declaration and, based upon certain facts and assumptions set forth in such opinion, the Trust Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.


                                      A-1-2

     (J) Under current law and assuming full compliance with the terms of the Declaration and other documents and based upon certain facts and assumptions contained in such opinion, the Issuer Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation.

     (K) Such counsel (A) is of the opinion that the Registration Statement, as of its effective date, and Prospectus, as of the date of the Underwriting Agreement (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement at the time the Registration Statement became effective or on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(C) has no reason to believe that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Prospectus at the time the Prospectus Supplement was issued or at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                      A-1-3

                                                                     EXHIBIT A-2


                    OPINION OF GENERAL COUNSEL OF THE COMPANY


      The opinion of Martha B. Wyrsch, Esq., Vice President, General Counsel and Secretary of the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement, shall be to the effect that:

     (A) Each of the Company and the Significant Subsidiaries (i) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) holds all material approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus, except where the failure to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not, singularly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (B) Each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus except to the extent that the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

     (C) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all of such shares are owned by the Company either directly or through one or more subsidiaries free and clear of any pledge, security interest, claims, lien or other encumbrance;

     (D) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration

Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required;

     (E) The descriptions included in or incorporated by reference in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the matters referred to therein;

     (F) No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by the Company or any subsidiary for the consummation of the transactions contemplated herein in connection with the purchase and sale of the Offered Securities by the Underwriters, except such approvals (specified in such opinion) as have been obtained;

     (G) The execution and delivery of the Underwriting Agreement, the Indenture, the Declaration and each of the Guarantees by the Company and the Issuer Trust, as applicable, the issuance and delivery of the Offered Securities, the consummation by the Company and the Issuer Trust, as applicable, of the transactions contemplated therein and compliance by the Company and the Issuer Trust with the terms of the Underwriting Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any Significant Subsidiary under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject, (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel having jurisdiction over the Company or any Significant Subsidiary or any of its properties (except, in the case of subclauses (A) and (B) hereof, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or the transactions contemplated by the Underwriting Agreement);

      (H) Each of the Underwriting Agreement, the Indenture, the Declaration and the Guarantees has been duly executed and delivered by the Company;


                                      A-2-2

      (I) All issued and outstanding Common Securities of the Issuer Trust are owned directly by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance;

      (J) The Trust Debentures have been duly executed and delivered by the Company;

      (K) The Company and the Significant Subsidiaries hold all requisite Certificates of Public Convenience and Necessity from the Federal Energy Regulatory Commission to enable them to carry on the respective businesses in which they are engaged;

      (L) To the knowledge of such counsel (after due inquiry), none of the Company, any Significant Subsidiary or the Issuer Trust is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement;

      (M) To the knowledge of such counsel, after due inquiry, no person or corporation which is a "holding company" or a "subsidiary of a holding company," within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to the knowledge of such counsel, after due inquiry, a "subsidiary of a holding company" as so defined; and

      (N) The documents incorporated by reference in the Prospectus (except for the consolidated financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

      In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and participated in conferences with representatives of your legal counsel and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement


                                      A-2-3
and the Prospectus except as stated above, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that (A) the Registration Statement or any amendments thereto (other than the financial statement and other financial or statistical information included or incorporated by reference therein as to which such counsel need not comment and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred), at the time the Registration Statement initially became effective, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement, or on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial or statistical information included or incorporated by reference therein as to which such counsel need not comment and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred), at the time the Prospectus Supplement was issued or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      In rendering such opinions, such counsel may (A) state that her opinion is limited to the laws of the State of Colorado and the federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than the State of Colorado or the United States, to the extent deemed proper and specified in such opinion, upon the opinions of Polsinelli, White, Vardeman & Shalton and other local counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.


                                      A-2-4

                                                                     EXHIBIT A-3


                    OPINION OF KANSAS COUNSEL OF THE COMPANY


      The opinion of Polsinelli, White, Vardeman & Shalton, Kansas counsel to the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement, shall be to the effect that:

     (A) The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Kansas, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus.

     (B) The execution and delivery of each of the Indenture, the Declaration, the Guarantees and the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company.

     (C) The execution and delivery of the Trust Debentures have been duly authorized by all necessary corporate action of the Company.

     (D) No approval, authorization, consent or other action (other than under the securities or blue sky laws of the State of Kansas) is required by any regulatory authority or governmental body of the State of Kansas for the valid issuance, sale, and delivery by the Company of the Offered Securities pursuant to the Underwriting Agreement and to the best of our knowledge, do not result in any breach or violation of any judgment, order or decree of any governmental body, agency or court located in Kansas having jurisdiction over the Company.

                                                                     EXHIBIT A-4


                OPINION OF SPECIAL DELAWARE COUNSEL OF THE ISSUER
                                      TRUST

      The opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer Trust and the Company, to be delivered pursuant to Section 4(d) of the Underwriting Agreement, shall be to the effect that:

     (A) The Issuer Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Issuer Trust as a business trust have been made.

     (B) Under the Declaration and the Delaware Business Trust Act, the Issuer Trust has the trust power and authority to own its properties and conduct its business, all as described in the Prospectus.

     (C) The Declaration constitutes a valid and binding obligation of the Company, the Administrators and the Issuer Trustees, and is enforceable against the Company, the Administrators and the Issuer Trustees, in accordance with its terms.

     (D) Under the Declaration and the Delaware Business Trust Act, the Issuer Trust has the trust power and authority to (A) execute and deliver the Underwriting Agreement and to perform its obligations under the Underwriting Agreement, and (B) issue and perform its obligations under the Trust Securities.

     (E) Under the Declaration and the Delaware Business Trust Act, the execution and delivery by the Issuer Trust of the Underwriting Agreement and the performance by the Issuer Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Issuer Trust.

     (F) The Capital Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Issuer Trust. The holders of the Capital Securities, as beneficial owners of the Issuer Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the holders of the Capital Securities are obligated for payments set forth in the Declaration.

     (G) The Common Securities have been duly authorized by the Declaration and are duly and validly issued undivided beneficial interests in the assets of the Issuer Trust.

     (H) Under the Declaration and the Delaware Business Trust Act, the issuance of the Trust Securities is not subject to preemptive rights.

     (I) The issuance and the sale of the Trust Securities by the Issuer Trust, the execution, delivery and performance by the Issuer Trust of the Underwriting Agreement, the consummation by the Issuer Trust of the transactions contemplated by the Underwriting Agreement and compliance by the Issuer Trust with its obligations under the Underwriting Agreement do not violate (A) the Certificate or the Declaration, or (B) any applicable Delaware law or Delaware administrative regulation.

     (J) After due inquiry, on the day immediately prior to the Closing Date and limited solely to the court docket for active cases for the Chancery Court of the State of Delaware in and for New Castle County, Delaware, the Superior Court of the State of Delaware in and for New Castle County, and the United States Federal District Court sitting in the State of Delaware, we do not know of any legal or governmental proceeding pending against the Issuer Trust.

     (K) No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Issuer Trust solely in connection with the issuance and sale of the Trust Securities.

     (L) The holders of Capital Security (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Issuer Trust, and the Issuer Trust will not be liable for any income tax imposed by the State of Delaware.

     (M) The statements in the Prospectus set forth under the headings "K N Capital Trust III," "Description of the Preferred Securities," and "Description of the Capital Securities," insofar as such statements constitute statements of Delaware law, such statements are fairly presented.

      Such counsel may state that the opinion expressed in paragraph C above is subject, as to enforcement, to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable


                                      A-4-2
law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to the indemnification or contribution.


                                      A-4-3